Exhibit 99.5

4 Mill Ridge Lane
Mill Ridge Farm
Chester, NJ 07930
Main: 908-879-1400
Fax: 908-879-9191
www.adamsrt.com
ADAMS RESPIRATORY THERAPEUTICS COMMENTS ON POSSIBLE ANDA FILING
OF AN EXTENDED-RELEASE FORMULATION OF GUAIFENESIN
CHESTER, N.J. (Aug. 17, 2006) — Adams Respiratory Therapeutics, Inc. (NASDAQ: ARxT) reports today that it has been contacted by a company claiming to have submitted an Abbreviated New Drug Application (ANDA) to the Food and Drug Administration (FDA) for a single-ingredient extended-release formulation of guaifenesin. This company also claims that their application has been “accepted for filing,” which means the FDA review process can begin. Adams has not yet been notified by the applicant of its Paragraph IV Certification, which is a requirement of the FDA filing.
Mucinex® is the only FDA-approved, extended-release, single-ingredient guaifenesin product. Adams believes that there are at least two hurdles for this competitor to enter the OTC market. First, Adams’ NDA approval of Mucinex® was based on rigorous scientific criteria. Adams will urge the FDA to apply these same scientific standards to this ANDA filing as it applied to the Company’s NDA filing for Mucinex®.
Secondly, Adams has two patents that protect its suite of extended-release bi-layer tablet products. These patents are listed in the FDA Orange Book and expire in 2020.
Michael J. Valentino, president & CEO said, “Based on what we have been told about this ANDA filing, it appears that this product application employs an older, well-known matrix technology.” Valentino added, “In fact, Adams spent several years working with this technology, but the FDA did not accept the resulting drug release profile and required a higher scientific standard for product approval. We subsequently abandoned this technology and developed our own proprietary bi-layer extended-release formulation, which ultimately served as the basis of our FDA approval for Mucinex®. It is our view that this applicant should be held to the same set of rigorous standards that were required of Adams.”
Adams plans to vigorously defend its exclusive market position for single-entity Mucinex® as well as its patent portfolio protecting the Company’s oral solid, extended-release, bi-layer tablet guaifenesin products.

Investor Conference Call and Webcast
Adams management will conduct an investor conference call and webcast on Friday, Aug. 18, 2006, at 8:30 a.m. (EDT), to discuss the ANDA filing reported above. Michael J. Valentino, president and CEO, and David P. Becker, CFO and treasurer, will host the conference call.
To listen live to the call, dial 1-877-669-8882 or 1-706-758-9391. A replay of the call will be available starting at approximately 11:30 a.m. on Aug. 18 through 5 p.m. on Aug. 25. To listen to the replay, dial 1-800-642-1687 or 1-706-645-9291 and enter the conference ID# 4814918.
A live audio webcast of the conference call also will be available by going to the Calendar of Events section of Adams’ Investor Relations web site, http://investor.adamsrt.com. A replay of the webcast will be available starting at approximately 10:30 a.m. on Aug. 18 through 5 p.m. on Sept. 18.
About Adams Respiratory Therapeutics, Inc.
Adams is a specialty pharmaceutical company focused on the late-stage development, commercialization and marketing of over-the-counter and prescription pharmaceuticals for the treatment of respiratory disorders.
Forward-Looking Statements
This press release contains certain “forward-looking” statements, including the ability of generic competitors to enter the market for extended-release guaifenesin, application by the FDA of certain scientific standards to generic competition to Mucinex®, the technology employed by the product application and the Company’s ability to defend its exclusive market position for single-entity Mucinex® and its patent portfolio. Such forward-looking statements can be identified by the words “plan,” “believe,” and similar expressions and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, among others, the Company’s ability to: urge the FDA to apply the same scientific standards to generic applicants as applied to the Company’s FDA approval of Mucinex®, continue to comply with FDA regulations, successfully defend its patent position and protect its trade secrets and other proprietary information; and other risk factors set forth under the headings “Cautionary Note Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Adams’ Rule 424(b)(4) Prospectus filed with the SEC on December 9, 2005 and under Item 1A. Risk Factors in Adams’ Quarterly Report on Form 10-Q for the period ended March 31, 2006. Except to the extent required by applicable securities laws, Adams is not under any obligation to (and expressly disclaims any such obligation to) update its forward-looking statements, whether as a result of new information, future events, or otherwise. All statements contained in this press release are made only as of the date of this press release.
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Investor/Media Contact: Janet M. Barth (908) 879-2428
Source: Adams Respiratory Therapeutics, Inc.

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